Exhibit 99.1
PRESS RELEASE
Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com
Kite Realty Group Trust Reports 2021 Operating Results and 2022 Guidance
Indianapolis, Indiana, February 14, 2022 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, reported today its operating results for the fourth quarter and year ended December 31, 2021.
“2021 was a monumental year for KRG, highlighted by outstanding operational results and the completion of the transformative merger with RPAI,” said John A. Kite, Chairman and CEO. “KRG’s best-in-class operating platform continues to leverage the strong retail environment as evidenced by our tremendous leasing volume, double-digit cash leasing spreads and $33 million of signed-not-open NOI. This game-changing merger checks every synergistic box including significant earnings accretion reflected in our 2022 FFO per share guidance, which is a 33% increase over KRG’s 2020 FFO per share. Armed with a higher quality portfolio, a stronger balance sheet and a high-performing team, KRG is in the beginning stages of long-term value creation.”
Full Year Financial and Operational Results
▪Net loss attributable to common shareholders of $80.8 million, or $0.73 per diluted share, compared to net loss of $16.2 million, or $0.19 per diluted share, for the years ended December 31, 2021 and 2020, respectively. Full year 2021 net loss attributable to common shareholders was primarily driven by $86.5 million of merger and acquisition costs incurred during the year.
▪Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $88.4 million, or $0.78 per diluted share.
▪Generated FFO, as adjusted, of the Operating Partnership of $171.2 million, or $1.50 per diluted share.
▪Excludes a positive impact of $3.7 million of 2020 Collection Impact related to the recovery of 2020 cash and non-cash bad debt and accounts receivable in 2021.
▪Excludes the impact of $86.5 million of merger and acquisition costs.
▪Executed 363 new and renewal leases representing approximately 2.6 million square feet.
▪Same Property Net Operating Income (NOI) increased by 6.1% (excluding legacy RPAI properties).
Fourth Quarter Financial Results
▪Net loss attributable to common shareholders of $98.2 million, or $0.52 per diluted share, compared to net loss of $6.8 million, or $0.08 per diluted share, for the quarters ended December 31, 2021 and 2020, respectively. The fourth quarter 2021 net loss attributable to common shareholders was primarily driven by $76.6 million of merger and acquisition costs incurred during the quarter.
▪Generated NAREIT FFO of the Operating Partnership of $6.2 million, or $0.03 per diluted share.
▪Generated FFO, as adjusted, of the Operating Partnership of $82.4 million, or $0.43 per diluted share.
▪Excludes a positive impact of $0.4 million of 2020 Collection Impact related to the recovery of 2020 cash and non-cash bad debt and accounts receivable in 2021.
▪Excludes the impact of $76.6 million of merger and acquisition costs.
▪Same Property Net Operating Income (NOI) increased by 7.2% (excluding legacy RPAI properties).
Fourth Quarter Portfolio Operations
▪Executed 132 new and renewal leases representing over 927,000 square feet.
▪Cash leasing spreads of 27.4% on 23 comparable new leases, 8.3% on 60 comparable renewals, and 12.9% on a blended basis.

▪Operating retail portfolio annualized base rent (ABR) per square foot of $19.36 at December 31, 2021, a 5% increase year-over-year.
▪Retail portfolio percent leased of 93.4% at December 31, 2021, a sequential increase of 60 basis points.
▪Portfolio leased-to-occupied spread of 250 basis points, which equates to $33.0 million of signed-not-open NOI.
Fourth Quarter Capital and Development Activity
▪As previously disclosed, sold Westside Market (Dallas/Fort Worth, TX) for $24.8 million.
▪Acquired two small shop buildings adjacent to Nora Plaza (Indianapolis, IN) for a purchase price of $13.5 million.
▪In conjunction with the merger, repaid the $24.1 million mortgage on Peoria Crossing (Phoenix, AZ).
Subsequent Capital and Development Activity
▪Sold a portion of Hamilton Crossing Centre (Carmel, IN) and entered into a fee development agreement to build a corporate campus for Republic Airways. In addition to the $6.9 million KRG received for the land, KRG will earn significant development fees and development profits, while contributing no incremental capital.
▪Repaid the $41.2 million mortgage on Bayonne Crossing (Bayonne, NJ).
Balance Sheet Overview
▪As of December 31, 2021, KRG’s net debt to Adjusted EBITDA was 6.0x.
▪Pro forma for $33.0 million of signed-not-open NOI (represents expected revenue associated with leases that have been executed as of December 31, 2021, but have yet to commence rent payments), net debt to adjusted EBITDA was 5.6x.
▪As previously disclosed, received an inaugural credit rating of BBB with a stable outlook from Fitch Ratings.
Dividend
▪On February 9, 2022, KRG’s Board of Trustees declared a first quarter 2022 dividend of $0.20 per common share, up 5% from the previous quarter. The first quarter dividend will be paid on April 15, 2022, to shareholders of record as of April 8, 2022.
2022 Earnings Guidance
KRG expects to generate FFO, as adjusted, of $1.69 to $1.75 per diluted share in 2022, based, in part, on the following key assumptions at the midpoint:
▪2022 same property NOI, which excludes prior period adjustments, however, includes RPAI same-property pool acquired in the merger, of 2.0%.
▪Bad debt of 1.5% of total revenues.
▪Any transaction activity is expected to be earnings neutral.
The following table reconciles the Company’s 2022 consolidated net income guidance range to the Company’s 2022 FFO, as adjusted, guidance range:

	Low	High

Consolidated net loss	$(0.35)	$(0.29)
Depreciation and amortization	2.02	2.02
NAREIT FFO	$1.67	$1.73
Non-recurring merger and acquisition costs	0.02	0.02
FFO, as adjusted	$1.69	$1.75

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Tuesday, February 15, 2022, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (Conference ID: 3958479). In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The company’s primarily grocery-anchored portfolio is located in high-growth warmer and cheaper markets and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has nearly 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of December 31, 2021, the Company owned interests in 180 U.S. open-air shopping centers and mixed-use assets, comprising approximately 29.0 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Currently, one of the most significant factors that could cause actual outcomes to differ significantly from our forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, including possible resurgences, variants and mutations, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. COVID-19 has impacted us and our tenants significantly, and the extent to which it will continue to impact us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, treatment developments, public adoption rates of COVID-19 vaccines, including booster shots, and their effectiveness against variants of COVID-19, such as Delta and Omicron, the direct and indirect economic effects of the pandemic and containment measures, and potential sustained changes in consumer behavior, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in the Company’s quarterly reports on Form 10-Q as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.
Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: the risks associated with the merger with RPAI, including the integration of the businesses of the combined company, the ability to achieve expected synergies or costs savings and potential disruptions to the Company’s plans and operations; national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including the potential effects of inflation); the risk that our actual NOI for leases that have signed but not yet opened will not be consistent with expected NOI for leases that have signed but not yet opened; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; risks related to our current geographical concentration of the Company’s properties in Texas, Florida, New York, Maryland, and North Carolina; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31, 2021	December 31, 2020
Assets:
Investment properties at cost:	$7,497,811	$3,143,961
Less: accumulated depreciation	(884,809)	(755,100)
Net investment properties	6,613,002	2,388,861

Cash and cash equivalents	93,241	43,648
Tenant and other receivables, including accrued straight-line rent of $28,071 and $24,783, respectively	68,444	57,154
Restricted cash and escrow deposits	7,122	2,938
Deferred costs, net	601,853	63,171
Short-term deposits	125,000	—
Prepaid and other assets	84,826	39,975
Investments in unconsolidated subsidiaries	11,885	12,792
Total assets	$7,605,373	$2,608,539

Liabilities and Shareholders' Equity:
Mortgage and other indebtedness, net	$3,150,808	$1,170,794
Accounts payable and accrued expenses	184,982	77,469
Deferred revenue and other liabilities	287,217	85,649
Total liabilities	3,623,007	1,333,912

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	55,173	43,275

Shareholders' Equity:
Kite Realty Group Trust Shareholders' Equity:
Common Shares, $0.01 par value, 490,000,000 and 225,000,000 shares authorized, 218,949,569 and 84,187,999 shares issued and outstanding at December 31, 2021 and 2020, respectively	2,189	842
Additional paid-in capital	4,898,673	2,085,003
Accumulated other comprehensive loss	(15,902)	(30,885)
Accumulated deficit	(962,913)	(824,306)
Total Kite Realty Group Trust shareholders' equity	3,922,047	1,230,654
Noncontrolling interests	5,146	698
Total equity	3,927,193	1,231,352
Total liabilities and shareholders' equity	$7,605,373	$2,608,539

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Rental income	$161,302	$66,311	$367,399	$257,670
Other property-related revenue	1,550	1,970	4,683	8,597
Fee income	98	79	1,242	378
Total revenue	162,950	68,360	373,324	266,645

Expenses:
Property operating	24,583	10,562	55,561	41,012
Real estate taxes	22,956	9,316	49,530	35,867
General, administrative and other	10,308	10,855	33,984	30,840
Merger and acquisition costs	76,564	—	86,522	—
Depreciation and amortization	109,835	31,818	200,460	128,648
Total expenses	244,246	62,551	426,057	236,367

Gain (loss) on sales of operating properties, net	3,692	(159)	31,209	4,733

Operating (loss) income	(77,604)	5,650	(21,524)	35,011
Interest expense	(23,061)	(12,284)	(60,447)	(50,399)
Income tax benefit of taxable REIT subsidiary	2	200	310	696
Equity in earnings (loss) of unconsolidated subsidiaries	342	(429)	(416)	(1,685)
Other income, net	166	21	355	254
Net loss	(100,155)	(6,842)	(81,722)	(16,123)
Net loss (income) attributable to noncontrolling interests	1,974	48	916	(100)
Net loss attributable to Kite Realty Group Trust common shareholders	$(98,181)	$(6,794)	$(80,806)	$(16,223)

Net loss per common share – basic and diluted	$(0.52)	$(0.08)	$(0.73)	$(0.19)

Weighted average common shares outstanding – basic and diluted	188,291,354	84,192,462	110,637,562	84,142,261

Dividends paid per common share	$0.18	$0.08	$0.68	$0.4495

Kite Realty Group Trust
Funds From Operations (“FFO”)1,2
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Consolidated net loss	$(100,155)	$(6,842)	$(81,722)	$(16,123)
Less: net income attributable to noncontrolling interests in properties	(118)	(132)	(514)	(528)
Less: (gain) loss on sales of operating properties, net	(3,692)	159	(31,209)	(4,733)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	110,185	32,265	201,834	130,091
FFO of the Operating Partnership[1]	6,220	25,450	88,389	108,707
Less: Limited Partners' interests in FFO	356	(662)	(1,945)	(2,826)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$6,576	$24,788	$86,444	$105,881
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.03	$0.29	$0.78	$1.26
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.03	$0.29	$0.78	$1.26

FFO of the Operating Partnership[1]	$6,220	$25,450	$88,389	$108,707
Add: merger and acquisition costs	76,564	—	86,522	—
Add: severance charges	—	3,253	—	3,253
Less: 2020 Collection Impact	(378)	—	(3,707)	—
FFO, as adjusted, of the Operating Partnership	$82,406	$28,703	$171,204	$111,960
FFO, as adjusted, per share of the Operating Partnership – basic	$0.43	$0.33	$1.51	$1.30
FFO, as adjusted, per share of the Operating Partnership – diluted	$0.43	$0.33	$1.50	$1.29

Weighted average common shares outstanding – basic	188,291,354	84,192,462	110,637,562	84,142,261
Weighted average common shares outstanding – diluted	189,419,768	84,371,027	111,524,655	84,309,712
Weighted average common shares and units outstanding – basic	190,706,414	86,420,398	113,103,177	86,361,139
Weighted average common shares and units outstanding – diluted	191,834,828	86,598,962	113,990,269	86,528,591

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net loss	$(0.52)	$(0.08)	$(0.72)	$(0.19)
Less: net income attributable to noncontrolling interests in properties	—	—	—	(0.01)
Less: (gain) loss on sales of operating properties, net	(0.02)	—	(0.27)	(0.05)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.57	0.37	1.78	1.50
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1,2]	$0.03	$0.29	$0.78	$1.26

Add: merger and acquisition costs	0.40	—	0.76	—
Add: severance charges	—	0.04	—	0.04
Less: 2020 Collection Impact	—	—	(0.03)	—
FFO, as adjusted, of the Operating Partnership per diluted share/unit[2]	$0.43	$0.33	$1.50	$1.29

1	“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
2	Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO excludes the gain on the sale of the ground lease portfolio as these sales were part of our capital strategy distinct from our ongoing operating strategy of selling individual land parcels from time to time. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, merger and acquisition costs, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of 2020 bad debt or 2020 accounts receivable ("2020 Collection Impact"), which are not otherwise adjusted in the Company’s calculation of FFO.

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Change	2021	2020	Change

Number of properties for the period[1]	82	82

Leased percentage at period end	93.1%	91.4%		93.1%	91.4%
Economic occupancy percentage[2]	89.0%	90.4%		89.1%	92.0%

Minimum rent	$49,629	$48,809		$199,014	$199,615
Tenant recoveries	14,878	15,631		59,669	61,231
Bad debt (provision) recovery	(498)	(2,880)		709	(12,065)
Other income, net	562	169		1,396	626
Total revenue	64,571	61,729		260,788	249,407

Property operating expenses	(9,461)	(9,301)		(36,001)	(34,838)
Real estate taxes	(8,484)	(8,915)		(34,555)	(35,244)
Total expenses	(17,945)	(18,216)		(70,556)	(70,082)

Same Property NOI	$46,626	$43,513	7.2%	$190,232	$179,325	6.1%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$46,626	$43,513		$190,232	$179,325
Net operating income – non-same activity[3]	68,687	4,890		76,759	10,063
Total property net operating income	115,313	48,403	138.2%	266,991	189,388	41.0%
Other income (expense), net	608	(129)		1,491	(357)
General, administrative and other	(10,308)	(10,855)		(33,984)	(30,840)
Merger and acquisition costs	(76,564)	—		(86,522)	—
Depreciation and amortization	(109,835)	(31,818)		(200,460)	(128,648)
Interest expense	(23,061)	(12,284)		(60,447)	(50,399)
Gain (loss) on sales of operating properties, net	3,692	(159)		31,209	4,733
Net loss (income) attributable to noncontrolling interests	1,974	48		916	(100)
Net (loss) income attributable to common shareholders	$(98,181)	$(6,794)		$(80,806)	$(16,223)

1	Same Property NOI excludes (i) the recently completed Glendale Town Center and Eddy Street Commons – Phase II, (ii) development and redevelopment projects noted on page 13, (iii) the 2020 acquisition of Eastgate Crossing, (iv) the legacy RPAI portfolio, and (v) office properties.
2	Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
3	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company (a) begins recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the quarter ended December 31, 2021, the Company excluded two redevelopment properties and the recently completed Glendale Town Center redevelopment from the same property pool that met these criteria and were owned in both comparable periods. In addition, the Company excluded the portfolio acquired in the merger with RPAI and one recently acquired property from the same property pool.

Kite Realty Group Trust
Earnings Before Interest, Tax, Depreciation, and Amortization (“EBITDA”)
(dollars in thousands)
(unaudited)

Three Months Ended December 31, 2021

Consolidated net loss	$(100,155)
Adjustments to net loss:
Depreciation and amortization	109,835
Interest expense	23,061
Income tax benefit of taxable REIT subsidiary	(2)
EBITDA	32,739
Adjustments to EBITDA:
Unconsolidated EBITDA	882
Merger and acquisition costs	76,564
Pro forma adjustments	14,368
Gain on sales of operating properties, net	(3,692)
Other income and expense, net	(508)
Noncontrolling interests	(118)
Adjusted EBITDA	120,235

Annualized Adjusted EBITDA[1]	$480,939

Company share of net debt:
Mortgage and other indebtedness, net	$3,150,808
Less: Partner share of consolidated joint venture debt[2]	(580)
Less: cash, cash equivalents, restricted cash and short-term deposits	(226,644)
Plus: Company share of unconsolidated joint venture debt	30,164
Plus: net premiums on acquired debt and issuance costs	(58,583)
Company share of Net Debt	$2,895,165
Net Debt to Adjusted EBITDA	6.0x

1	Represents Adjusted EBITDA for the three months ended December 31, 2021 (as shown in the table above) multiplied by four.
2	Partner share of consolidated joint venture debt is calculated based upon the partner's pro-rata ownership of the joint venture, multiplied by the related secured debt balance.
The Company defines EBITDA, a non-GAAP financial measure, as net income before depreciation and amortization, interest expense and income tax expense of the taxable REIT subsidiary. For informational purposes, the Company also provides Adjusted EBITDA, which the Company defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company's share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of the Company’s operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.